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Exhibit 21.1

Subsidiaries of the Registrant

As of 12/31/11

Subsidiary	Jurisdiction of Formation
CorAmerica Realty Financing Company, L.L.C.	Delaware
SPT CA Fundings, L.L.C	Delaware
SPT Operations, L.L.C	Delaware
SPT Real Estate Sub I, L.L.C	Delaware
SPT Real Estate Sub II, L.L.C	Delaware
SPT TALF Sub I, L.L.C	Delaware
SPT TALF Sub II, L.L.C.	Delaware
SPT-HII-VIII CA Fundings, L.L.C.	Delaware
SPT-HII-VIII Partners, L.L.C.	Delaware
SPT-HII-VIII Partners II, L.L.C.	Delaware
SPT-HII-VIII-TALF, L.L.C.	Delaware
SPT-VIII Partners, L.L.C.	Delaware
SPT-VIII CA Fundings, L.L.C.	Delaware
SPT-VIII-TALF, L.L.C.	Delaware
Starwood Mortgage WD, L.L.C.	Delaware
Starwood Property Mortgage BC, L.L.C	Delaware
Starwood Property Mortgage Holdings I, L.L.C	Delaware
Starwood Property Mortgage Sub-1, L.L.C.	Delaware
Starwood Property Mortgage Sub-2, L.L.C.	Delaware
Starwood Property Mortgage Sub-2-A, L.L.C	Delaware
Starwood Property Mortgage Sub-3, L.L.C.	Delaware
Starwood Property Mortgage Sub-3-A, L.L.C.	Delaware
Starwood Property Mortgage Sub-4, L.L.C	Delaware
Starwood Property Mortgage Sub-4-A, L.L.C	Delaware
Starwood Property Mortgage Sub-5, L.L.C	Delaware
Starwood Property Mortgage Sub-5-A, L.L.C	Delaware
Starwood Property Mortgage, L.L.C.	Delaware
88th Street Partners, L.L.C.	Delaware
SPT 1166 Holdings, L.L.C	Delaware
SPT Rosslyn Holdings, L.L.C	Delaware
SW-YB 1166, L.L.C	Delaware

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  Exhibit 21.1
Subsidiaries of the Registrant As of 12/31/11